SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                       SierraWest Bancorp
      (Exact name of registrant specified in its charter)
California                                     68-0091859
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)                Identification No.)

10181 Truckee-Tahoe Airport Road, Truckee, CA 96161
(Address of Principal Executive Offices)

SierraWest Bancorp Board of Directors Deferred Compensation and Stock Award Plan,as Amended
                    (Full Title of the Plan)

David Broadley, Executive Vice President & Chief Financial Officer 10181 Truckee-Tahoe Airport Road, Truckee, CA 96161
(Name and Address of Agent for Service)

(916) 582-3000
(Telephone Number, including Area Code, of Agent for Service)

                 CALCULATION OF REGISTRATION FEE


                                 Proposed       Proposed
Title of                         maximum        maximum
securities       Amount          offering       aggregate    Amount of
to be            to be           price          offering     registration
registered       registered (a)  per share (b)  price        fee

Common Stock    250,000 shares   $15.0625        $3,012,500  $1,038.79
(No par value)


(a) The number of shares being registered is the number of shares issuable under the SierraWest Bancorp Board of Directors Deferred Compensation and Stock Award Plan, as Amended (the "Plan"). Because of certain events specified in the Plan, an indeterminate number of shares may additionally become subject to issuance under the Plan.

(b) Estimated pursuant to Rule 457(h) for the purpose of computing the registration fee, utilizing $15.0625 as the average of the high and low price of SierraWest Bancorp's common stock as of October 23, 1996.

                             PART II

Item 3.        Incorporation of Documents by Reference

SierraWest Bancorp (the "Registrant") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) The Registrant's last annual report filed on Form 10-K for December 31, 1995 filed by the Registrant pursuant to Section 13 of the Securities Exchange Act of 1934.

(b) The Registrant's quarterly reports filed on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

(c) The Registrant's current reports filed on Form 8-K, dated January 2, January 3 and April 9, 1996.

(d) The description of the Registrant's common stock is contained in its Registration Statement filed under the Securities Act of 1933, Form S-2, dated January 12, 1994. Form 8-A, filed January 3, 1996, registered rights attaching to the Registrant's stock.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities

Not applicable.

Item 5.        Interests of Named Experts and Counsel

None of the named experts or counsel of Registrant has significant interests in Registrant.

Item 6.        Indemnification of Directors and Officers

The Articles of Incorporation and bylaws of the Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law including the use of indemnity agreements. The Articles of Incorporation of the Registrant further provide for the elimination of directors' liability for monetary damages to the maximum extent allowed by California law. The indemnification laws of the State of California generally allow indemnification, in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of the corporation and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California law, with respect to matters involving the right of a corporation, allows indemnification of an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in settlements without court approval for a pending action; (ii) expenses occurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless the court determines that such person is entitled to be indemnified; or (iv) other matters specified in the California Corporations Code.

In addition, the Registrant has the power to purchase and maintain insurance on behalf of any agent of the Registrant against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Registrant would have the power to indemnify the agent against such liability under the applicable provisions of the Registrant's Bylaws.

Item 7.        Exemption from Registration Claimed

Not Applicable.

Item 8.        Exhibits

5.1  Opinion re: Legality
23.1 Consent of Deloitte & Touche LLP
99.1 SierraWest Bancorp Board of Directors Deferred Compensation and Stock Award Plan, as Amended, and

               Agreements

Item 9.        Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Truckee, California on October 24, 1996.

                                       SIERRAWEST BANCORP




                                        /s/ William T Fike
                                        William T. Fike
                                        President & CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




/s/ William T, Fike       , Director, Principal           October 24, 1996
William T. Fike             Executive Officer

/s/ Jerrold T. Henley     , Chairman                      October 24, 1996
Jerrold T. Henley

                          , Director                       _________, 1996
David W. Clark

/s/ Ralph J. Coppola      , Director                      October 24, 1996
Ralph J. Coppola

/s/ Richard S. Gaston     , Director                      October 24, 1996
Richard S. Gaston

/s/ John J. Johnson       , Director                      October 24, 1996
John J. Johnson

/s/ Ronald A. Johnson     , Director                      October 24, 1996
Ronald A. Johnson

/s/ A. Morgan Jones       , Director                      October 24, 1996
A. Morgan Jones

/s/ Jack V. Leonesio      , Director                      October 24, 1996
Jack V. Leonesio

/s/ William W. McClintock , Director                      October 24, 1996
William W. McClintock

/s/ Thomas M. Watson      , Director                      October 24, 1996
Thomas M. Watson

/s/ David C. Broadley     , Principal Financial           October 25, 1996
David C. Broadley           Officer, Principal
                            Accounting Officer

                                  EXHIBIT 5.1


        G A R Y  S T E V E N  F I N D L E Y  &  A S S O C  I A T E S
                         A PROFESSIONAL CORPORATION
                              ATTORNEYS AT LAW

                         1470 NORTH HUNDLEY STREET
                         ANAHEIM, CALIFORNIA 92806

GARY STEVEN FINDLEY*                                               TELEPHONE
THOMAS Q. KWAN                                                (714) 630-7135
LAURA DEAN-RICHARDSON                                             TELECOPIER
                                                              (714) 630-7910
*A PROFESSIONAL CORPORATION                                   (714) 630-2279



                                   October 25, 1996



SierraWest Bancorp
10181 Truckee-Tahoe Airport Road
Truckee, CA 96161

RE:  Registration Statement on Form S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the SierraWest Bancorp Board of Directors Deferred Compensation and Stock Award Plan, as amended of 250,000 shares of your common stock, no par value
(the "Common Stock") issuable pursuant to such plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the SierraWest Bancorp Board of Directors Deferred Compensation and Stock Award Plan, as amended referred to in the Registration Statement, be legally and validly issued and fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to said Registration Statement.


                                   Respectfully submitted,

                                   GARY STEVEN FINDLEY & ASSOCIATES

                                   By: /s/ Gary Findley
                                       Gary Steven Findley
                                       Attorney at Law

                                  EXHIBIT 23.1







INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of SierraWest Bancorp on Form S-8 of our report dated January 31, 1996, appearing in the Annual Report on Form 10-K of Sierra Tahoe Bancorp for the year ended December 31, 1995.



/s/ Deloitte & Touche

Sacramento, CA
October 25, 1996

                                  EXHIBIT 99.1



                 SIERRAWEST BANCORP BOARD OF DIRECTORS

               DEFERRED COMPENSATION AND STOCK AWARD PLAN
                               AS AMENDED



ARTICLE I.    Purpose

The purpose of the SierraWest Bancorp Deferred Compensation and Stock Award Plan (the "Plan") is to enable members of the Board of Directors (the "Board") who are not then employees of SierraWest Bancorp ("Bancorp") or any of its subsidiaries ("Outside Directors") to defer receipt of compensation for the services of Outside Directors to later years and to provide part of the compen-sation for the services of Outside Directors in a promise to deliver shares of Bancorp common stock ("Shares"). The Plan's feature of promised Shares attempts to align the interests of the Outside Directors with those of Bancorp's shareholders .


ARTICLE II.    Maintenance of Records

Bancorp shall maintain two bookkeeping accounts for each Outside Director, a Cash Account and a Promised Fee Shares Account, which shall be credited in accordance with the terms of the Plan and the elections of each Outside Director pursuant to the Plan.


ARTICLE III.    Payment and Deferral of Fees

     (a)  Payment in Deferred Shares

          One third of the director fees for regular board meetings (excluding fees for meetings of committees of the Board) to be earned by each Outside Director ("Fees"), shall be payable in the form of a promise by Bancorp to deliver Shares ("Promised Fee Shares"), pursuant to
          ARTICLE V hereof. The payment of such Promised Fee Shares shall be deferred until the Outside Director ceases to be a member of the Board.

     (b)  Eligibility and Election

          Any Outside Director may elect to defer receipt of all or any portion of the remainder of the Fees to be earned by such Outside Director by indicating such election to the Secretary of Bancorp on an Election Form supplied by the Secretary ("Deferral Election"). The Outside Director's election must specify (i) the portion of such Fees to be deferred, (ii) the "Deferral Period" (a minimum of one "Election Term"), (iii) the choice of deferral in cash or Promised Fee Shares, pursuant to ARTICLE V hereof, and (iv) the time(s) of payment or delivery. Each Deferral Election is irrevocable with respect to the Fees payable for the Deferral Period to which it applies.

          "Deferral Period" shall mean, with respect to a Deferral Election, the period of Fee payments that are being deferred pursuant to such Deferral Election.

          "Election Term" shall mean the period beginning on the date an Outside Director is elected to the Board and ending on the date of the next succeeding Annual Meeting of Bancorp's shareholders.

     (c)  Credit for Amounts Deferred

       (i) The Cash Account will be credited with the amount of Fees accrued during a Deferral Period and deferred as cash (such credit to be made when such Fees become payable), plus interest at an annual rate equal to the Wall Street Journal Prime rate (West Coast edition) as of the first business day of January less 1% per annum for the first six months of the applicable calendar year or portion thereof, and interest at an annual rate equal to the Wall Street Journal Prime rate (West Coast edition) as of the first business day of July less 1% per annum for the last six months of the applicable calendar year or portion thereof, computed from the date such Fees would have been paid had they not been defer-red.

      (ii) The Promised Fee Shares Account will be credited with the number of Shares, including fractions, which could have been purchased had the amount of the Fees accrued during a Deferral Period and deferred as Promised Fee Shares been used to purchase Shares on the date such Fees would have been paid had they not been defer-red, at a price equal to Fair Market Value on such date.

     (iii) "Fair Market Value" means, as of any date, the value of a share of Bancorp common stock determined as follows:

          (a) if such Bancorp common stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the last trading day prior to the date of determination as reported in The Wall Street Journal;

          (b) if such Bancorp common stock is then publicly traded and is list-ed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the prin-cipal national securities exchange on which Bancorp common stock is listed or admitted to trading as reported in The Wall Street Journal;

          (c) if such Bancorp common stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

          (d) if none of the foregoing is applicable, by the Board in good faith.

      (iv)     Promised Fee Shares do not have voting rights.


     (d)  Advance Notice of Election

          Any Deferral Election with respect to Fees to be earned during an Election Term shall be delivered to the Secretary of Bancorp:

      (i) in the case of Fees deferred and to be recorded in the Cash Account, on or before the date 30 days prior to the first date of such Election Term or, with respect to a new Outside Director, before the first date of such Election Term; or

      (ii) in the case of Fees deferred and to be recorded in the Promised Fee Shares Account, on or before the date six months prior to the first date of such Election Term or, with respect to a new Outside Director, before the first date of such Election Term.

      Each Outside Director that does not provide notice to the Secretary of a Deferral Election in accordance with the preceding sentence will be deemed to have elected to defer receipt of all Fees (other than Fees automatical-ly deferred) in the form of Promised Fee Shares. The Deferral Period for such deemed election shall be the period beginning on the date an Outside Director is elected to the Board and ending on the date on which such Out-side Director ceases to be a member of the Board.

     (e)  Duration of Election

          A Deferral Election may be made annually for the succeeding Election Term or, at the Outside Director's direction, shall continue from Election Term to Election Term unless a written request to modify or terminate that election for subsequent Election Terms is submitted to the Secretary of Bancorp on or before the date six months prior to the first date of the first such subsequent Election Term, provided that such six-month period may be reduced to 30 days if neither the Defer-ral Election being modified or terminated nor the modified Deferral Election provides for a deferral of Fees as Promised Fee Shares during such first Election Term.


     (f)  Financial Hardship

          In the event that an Outside Director incurs a severe financial hard-ship, as determined by the Board (or an authorized Committee of the Board), excluding the Outside Director claiming the severe financial hardship, the Board (or an authorized Committee of the Board) in its sole discretion shall to the extent reasonably necessary to eliminate such severe financial hardship (i) revise the Outside Director's de-ferral schedule with respect to his or her Cash Account or Promised Fee Shares Account and (ii) authorize the distribution to such Outside Director all or a portion of the balances of his or her Cash Account and/or Promised Fee Shares Account. Such severe financial hardship must be caused by an accident, illness, or event beyond the control of the Outside Director.

ARTICLE IV.    Dividends, Distributions and Adjustments

Whenever a cash dividend or any other distribution is paid with respect to Shares, the Promised Fee Shares Account of each Outside Director shall be cred-ited with an additional number of Promised Fee Shares, equal to the number of Shares, including fractional Shares, that could have been purchased had such dividend or other distribution been paid on each Promised Fee Share in the Promised Fee Shares Account (on the record date for such dividend or distrib-ution) and the amount of such dividend or value of such other distribution had been used to acquire additional Shares at the Fair Market Value on the date such dividend or other distribution is paid. The value of any such other distribution on or related to Shares shall, at the option of the Board (or an authorized Committee of the Board), be either determined by the Board or independently established.

The number of Promised Fee Shares shall be fully adjusted upon the occurrence of any stock split, stock dividend, recapitalization, merger or similar event, and shall be appropriately adjusted for the value (determined in the manner above with respect to distributions) of any right, privilege or opportunity provided or offered by Bancorp to it shareholders.


ARTICLE V.    Delivery

Delivery of amounts from the Cash Account and Shares from the Promised Fee Shares Account will be made to an Outside Director in accordance with his or her applicable Deferral Elections or, if no election applies, promptly after the date on which the Outside Director ceases to be a member of the Board.

In the event of an Outside Director's death, such Outside Director's estate or beneficiary, as appropriate, shall be paid the amount credited to his or her Cash Account and an amount equal to the Fair Market Value on the date of death of the Promised Fee Shares credited to his or her Promised Fee Shares Account.

Upon becoming entitled to receive Shares, an Outside Director may elect to rec-eive in lieu thereof a cash payment. In the case of Shares to be delivered pur-suant to a Deferral Election, the cash payment shall be equal to the Fair Market Value of the Shares on the delivery date specified in the Deferral Election. In the case of Shares to be delivered promptly after the date on which an Outside Director ceases to be a member of the Board, the cash payment shall be equal to the Fair Market Value of the Shares on the first trading day after such date.
In any case when fractional Shares are to be delivered, a cash payment will be so made in lieu of delivering a fractional share.


ARTICLE VI.    Source of Shares

One hundred fifty thousand Shares as of May 1, 1996, plus an additional 10,000 Shares as of May 1, 1997, and as of each May 1 thereafter, shall be reserved and authorized for delivery under the Plan from time to time. These Shares may be provided from newly-issued or repurchased Shares. If any change is made in the number of Shares outstanding or in the rights of such outstanding Shares (such as by stock split, stock dividend, combination or reclassification, recapital-ization, merger or similar event), the Board (or an authorized Committee of the Board) may make such adjustments in the number of or rights relating to Shares authorized to be delivered pursuant to the Plan as the Board (or such Committee) determines is equitable to preserve the respective rights of the participants in the Plan. Shares forfeited under the Plan or settled in cash in lieu of delivery shall not reduce the number of Shares authorized under the Plan and shall not be deemed to have been delivered under the Plan; provided, that the number of Shares settled in cash in lieu of delivery shall not exceed the cumulative num-ber of Shares authorized for delivery under the Plan (without deduction for Shares delivered).

ARTICLE VII.    Alienability

No amount due or payable under the Plan or any interest in the Plan, shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attach-ment, garnishment, lien, levy or like encumbrance. No such amount shall in any manner be liable for or subject to the debts or liability of any Outside Director. Prior to delivery of Shares by Bancorp pursuant to Article V, no Out-side Director shall have any right to transfer or assign any Shares, or any right to receive any Share, credited to him or her under the Plan. Any purported assignment shall be null and void.

ARTICLE VIII.    Outside Director's Rights Unsecured

The right of an Outside Director to receive any cash payment or Shares hereunder shall rank as an unsecured claim against Bancorp. Assets that may be set aside for Bancorp's convenience with respect to the Plan shall not in any way be held in trust for, or be subject to any prior claim by, an Outside Director or beneficiary. All amounts deferred under the Plan, all property and rights pur-chased with such amounts, and all income attributable to such amounts, property or rights, shall remain, until transferred to the Outside Director or the Out-side Director's estate or beneficiary, solely the property and rights of Bancorp, without being restricted to the payment of amounts deferred under the Plan, subject only to the claims of the general creditors of Bancorp.

ARTICLE IX.    Effective Date

The Plan was approved by the Bancorp's board of directors on April 25, 1996. The Plan shall be approved by the shareholders of Bancorp in conformance with the requirements for shareholder approval in Rule 16b-3 ("Rule 16b-3") promul-gated under Section 16(b) of the Securities Exchange Act of 1934. No directors' fees shall be deferred until such time as the Plan is approved by Bancorp's shareholders. The effective date of the Plan shall be the date the Plan is approved by the Bancorp's shareholders.

ARTICLE X.    Amendment and Termination

The Board or any authorized Committee of the Board may at any time terminate, and may at any time and from time to time and in any respect amend, the Plan for any reason; provided that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, or the rules thereunder. Any Plan amendment requiring shareholder approval under Rule 16b-3 shall be approved by shareholders of Bancorp. If this Plan is amended or terminated, each Outside Director shall continue to be entitled to receive the compensation deferred under the Plan to which he was entitled prior to the date of such amendment or termination.

                              DEFERRED FEE AGREEMENT

                                ELECTION FORM AND
                           BENEFICIARY DESIGNATION FORM


THIS AGREEMENT is made this _____ day of __________, 1996 by and between Sierra Tahoe Bancorp (the "Bancorp"), and _________ (the "Director").


                                   INTRODUCTION

The Board of Directors of Bancorp adopted the Sierra Tahoe Bancorp Board of Directors Deferred Compensation and Stock Award Plan ("Plan") to enable outside directors of the Bancorp to defer receipt of compensation for their services to later years and to provide part or all of their compensation in a promise to deliver shares of Bancorp common stock ("Shares") at a future date. The Plan's feature of promised Shares increases the Bancorp's outside directors' interest in Bancorp and attempts to align the interests of the outside directors with those of the shareholders of the Bancorp.


                                    AGREEMENT

The Director and the Bancorp agree as follows:


                                    ARTICLE 1

                                   Definitions

Capitalized terms used in this Agreement have the meanings defined either as set forth below or in the Plan:


1.1 "Cash Account" means a bookkeeping account established for the Director for credits of deferrals of cash as elected by the Director in accordance with the terms of the Plan and this Agreement.

1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

1.3 "Distribution Date" means the date at the time of Termination of Service or date of distribution specified in the supplemental election form for optional deferrals.

1.4  "Election Form" means the Form attached as Exhibit I.

1.5 "Fees" means the total director fees payable to the Director for services provided at Bancorp's regular meetings of the Board of Directors (excluding fees for meetings of committees of the Board of Directors).

1.6 "Promised Shares Fee Account" means a bookkeeping account established for the Director for credits of deferrals in promised fee Shares as required and/or elected by the Director in accordance with the terms of the Plan and this Agree-ment.

1.7 "Termination of Service" means the Director's ceasing to be a member of the Bancorp's Board of Directors for any reason whatsoever.

1.8  "Shares" means shares of common stock of Sierra Tahoe  Bancorp.


                                    ARTICLE 2

                     Mandatory Deferral and Optional Deferral


2.1 Mandatory Deferral of 1/3 of Fees. The Director acknowledges that the Plan provides for the mandatory deferral of 1/3 of the Fees to the Promised Fee Shares Account.

    2.2 Initial Election. The Director may make an initial irrevocable defer-ral election under this Agreement by filing with the Bancorp a properly complet-ed Election Form. If no initial deferral is made all of the Fees will be defer-red to the Promised Fee Shares Account. The Director may irrevocably elect to defer the remaining amount of Fees not deferred mandatorily to the Cash Account.

The Election Form may be used to irrevocably elect deferral of the remaining amount of Fees which the Director is entitled to the Cash Account or the Promised Fee Shares Account. The Election Form when properly completed and filed with Bancorp shall only be effective to defer Fees earned (i) after the date the Election Form is received by the Bancorp and (ii) with respect to elections for deferral to the Promised Fee Shares Account if such election is made at least six months prior to the beginning of the Director's next election term for continuing directors or just prior to the election term for new direct-ors and with respect to elections to the Cash Account only if such election is made at least 30 days prior to the start of the election term for existing directors or prior to the first date of the election term for new directors.


    2.3 Election Changes. The Director may irrevocably change the deferral elections for an election term after the initial term by filing an Election Form that is properly completed with the Bancorp. If no new Election Form is filed for the Director for any election term after the initial election term, then the Election Form as most recently filed by the Director with the Bancorp shall be controlling. The new Election Form shall not be effective for the next election term unless (i) the new Election Form is properly completed and filed with the Bancorp prior to the beginning of the next election term and (ii) with respect to an election change to increase or decrease deferrals to the Promised Fee Shares Account such new Election Form is filed with Bancorp at least six months prior to the beginning of the Director's next election term or with respect to an election change to increase or decrease deferrals to the Cash Account (that does not involve an increase or decrease of deferrals to the Promised Fee Shares Account) such new Election Form is filed with the Bancorp at least 30 days prior to the beginning of the Director's next election term.


2.4 Hardship. In the event the Director incurs a severe financial hardship as defined in the Plan, the Director's deferral schedule with respect to his Cash Account or Promised Fee Share Account may be revised as provided for in the Plan.

                                    ARTICLE 3

                                 Deferral Account

3.1 Establishing and Crediting. The Bancorp shall establish deferral accounts on its books for the Director, and shall credit to the deferral accounts the following amounts:

3.2 Deferrals to the Promised Fee Shares Account. The Promised Fee Shares Acc-ount will be credited with the number of Shares, including fractions, which could have been purchased had the amount of the Fees deferred mandatorily and at the election of the Director to the Promised Fee Shares Account accrued during a Deferral Period been used to purchase Shares on the date such Fees would have been paid had they not been deferred, at a price per share equal to the Fair Market Value on such date. Dividends and distributions on Shares shall be credited to the Promised Fee Shares Account as set forth in the Plan. Adjustments for a stock split, stock dividend, recapitalization, merger or sim-ilar event shall be made as provided for in the Plan.

3.3 Deferrals to the Cash Account. The Fees deferred at the election of the Director to the Cash Account as of the time such Fees would have otherwise been paid to the Director shall be credited to the Director's Cash Account. Interest shall accrue on the Cash Account balance as provided for in the Plan and in this Agreement.

3.4 Statement of Accounts. The Bancorp shall provide to the Director, within one hundred twenty (120) days after each anniversary of this Agreement, a state-ment setting forth the deferral account balances.

3.5 Accounting Device Only. The deferral accounts are solely a device for measuring amounts to be paid under this Agreement. The deferral accounts are not a trust fund of any kind. The Director is a general unsecured creditor of the Bancorp for the payment of benefits. The benefits represent the mere Ban-corp promise to pay such benefits. The Director's rights to such benefits are not subject in any manner to anticipation, alienation, sale, transfer, assign-ment, pledge, encumbrance, attachment, or garnishment by the Director's credit-ors.


                                    ARTICLE 4

                           Payment of Deferred Amounts

4.1 Payment. Within 10 business days after the Distribution Date, the Bancorp shall pay to the Director (i) the amount in cash equal to the Cash Account bal-ance including interest to the Distribution Date and (ii) deliver the number of Shares equal to the whole number of Shares in the Promised Fee Shares Account and cash in the amount equal to the fraction share in the Promised Fee Shares Account times the Fair Market Value as of the Distribution Date or in lieu of such Shares and cash, cash in an amount equal to the number of Shares in the Promised Fee Shares Account times the Fair Market Value at the Distribution Date at the election of the Director.

4.2 Hardship Distribution. Upon the determination of the Bancorp's Board of Director (following petition by the Director) that the Director has suffered a severe financial hardship as described in Section 2.4, the Bancorp shall dist-ribute to the Director all or portion of the balances of the deferral accounts as determined by the Bancorp, but in no event shall the distribution be greater than is necessary to relieve the severe financial hardship.



                                    ARTICLE 5

                                  Beneficiaries

5.1 Beneficiary Designations. The Director shall designate a beneficiary and contingent beneficiary by filing a written designation with the Bancorp attached as Exhibit II. The Director may revoke and modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Bancorp during the Director's life-time. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's estate.

5.2 Facility of Payment. If a benefit is payable to a minor, to a person de-clared incompetent, or to a person incapable of handling the disposition of his or her property, the Bancorp may pay such benefit to the guardian, legal repre-sentative or person having the care or custody of such minor, incompetent person or incapable person. The Bancorp may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bancorp from all liability with respect to such benefit.

                                    ARTICLE 6

                            Amendments and Termination

The Bancorp's board of directors may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other sig-nificantly detrimental ramifications to the Bancorp (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated without payment and delivery to the Director of the balances of the deferral ac-counts attributable to the Director's deferrals and interest credited on such amounts. In the event the Plan is terminated (i) no further deferrals pursuant to Article 3 of this Agreement shall be made, (ii) Shares in the Promised Fee Shares Account shall continue to be credited for dividends, distributions and adjustments and amounts in the Cash Account shall continue to be credited with interest as if the Plan were still in effect with respect to such, and (iii) delivery of amounts from the Cash Account and Shares from the Promised Fee Shares Account will be made as if the Plan were still in effect with respect to such.


                                    ARTICLE 7

                                  Miscellaneous

7.1 Binding Effect. This Agreement shall bind the Director and the Bancorp, and their beneficiaries, survivors, executors, administrators and transferees.

7.2 No Guaranty of Directorship. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Bancorp, nor does it interfere with the shareholders' rights to replace the Dir-ector. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

7.3 Non-Transferability. Benefits under this Agreement cannot be sold, trans-ferred, assigned, pledged, attached or encumbered in any manner.

7.4 Tax Withholding. The Bancorp shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

7.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of California, except to the extent preempted by the laws of the United States of America.

7.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Bancorp for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bancorp to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director.

IN WITNESS WHEREOF, the Director and a duly authorized Bancorp officer have signed this Agreement.


DIRECTOR                                 SIERRA TAHOE BANCORP


___________________________              By:______________________________

                                         Title:___________________________

                         Consent of the Director's Spouse

                          to the Deferred Fee Agreement



I, _____________, being the spouse of _________, after being afforded the opportunity to consult with independent counsel of my choosing, do hereby ac-knowledge that I have read, agree and consent to the foregoing Deferred Fee Agreement (including the elections made on Exhibit I to such Deferred Fee Agree-ment) entered into by my spouse on ______________, 1996. I understand that I have been advised to consult with an attorney of my choice prior to executing this consent, so that such attorney can explain the effects of this consent.



Dated:_____________, 1996                  ___________________________, Spouse

                                    EXHIBIT I

                              DEFERRAL ELECTION FORM


I elect to defer fees under my Deferred Fee Agreement with the Bancorp as follows:


                        Deferral Options (choose only one)


___     I elect to take the remaining 2/3 of my Fees in cash currently.

___ I elect to defer the remaining 2/3 of my Fees to the Promised Shares Account.(1)

___ I elect to defer ___% of the remaining 2/3 of my Fees to the Cash Ac-count and to take any remaining portion in cash currently.

___ I elect to defer __% of the remaining 2/3 of my Fees to the Promised Shares Account, ___% of the remaining 2/3 of my Fees to the Cash Account and to take any remaining portion in cash currently.



I understand that I may change my deferrals by filing a new election form with the Bancorp; provided, however, (i) that any subsequent election will not be ef-fective until the next election term following the date on which the new elect-ion form is received by the Bancorp, (ii) that any election to increase or de-crease deferrals to the Promised Fee Shares Account will not be effective for the next election term unless made six months prior to the next election term or prior to the start of the election term for new directors, and (iii) that any election to increase or decrease deferrals to the Cash Account (that does not involve an increase or decrease of deferrals to the Promised Fee Shares Account) will not be effective for the next election term unless made 30 days prior to the next election term or prior to the start of the election term for new directors.

                                      DIRECTOR

Date:__________________               By:_________________________________

                                      Title:______________________________


(1) If this is your initial election do not file an election form to defer the remaining 2/3 of your fees, as the remaining 2/3 of your fees will be deferred in the Promised Fee Shares Account when no election is made.

                                    EXHIBIT IA

                       SUPPLEMENTAL DEFERRAL ELECTION FORM


This form needs to be completed only if the undersigned on the Election Form elected deferrals of any part of the remaining 2/3 of Fees ("optional deferrals").


             Deferral Period of Optional Deferrals (choose only one)


___ I elect to defer Fees under my Deferred Fee Agreement with respect to optional deferrals until ________ (which date is at least one year from the time of this supplemental election form is executed).

___ I elect to defer Fees under my Deferred Fee Agreement with respect to opt-ional deferrals until the time of Termination of Service.




I understand that this election is irrevocable, and that if no election as to the period of deferral is made as to optional deferrals that the optional defer-rals will be deferred until Termination of Service.

                                        DIRECTOR

Date:____________________________       By:_______________________________

                                        Title:____________________________

                                    EXHIBIT II

                           BENEFICIARY DESIGNATION FORM


I designate the following as beneficiary of benefits under the Deferred Fee Agreement payable following my death:

Primary:_______________________________________________________________________
Address and Relationship:______________________________________________________
_______________________________________________________________________________
Contingent:____________________________________________________________________
Address and Relationship:______________________________________________________
_______________________________________________________________________________

NOTE: To name a trust as beneficiary, please provide the name of the trustee and the exact date of the trust agreement.

In the event the primary beneficiary is not the spouse of the Executive, the spouse of the Executive will need to sign the attached Spousal Consent and such signature must be notarized.

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ANY PRIOR DESIGNATION OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES IS HEREBY REVOKED.

I understand that I may change these beneficiary designations by filing a new written designation with the Bancorp. I further understand that the above des-ignation will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

                                        DIRECTOR

Date:__________________________         By:______________________________

                                        Title:___________________________


Accepted by the Bancorp this _____ day of __________, 1996.


                                         By:_____________________________

                                         Title:__________________________

                         Consent of the Director's Spouse

                       to the Above Beneficiary Designation



I, _____________, being the spouse of _________, after being afforded the op-portunity to consult with independent counsel of my choosing, do hereby acknowl-edge that I have read, agree and consent to the foregoing Beneficiary Designa-tion which relates to the Deferred Fee Agreement entered into by my spouse on ______________, 1996. I understand that the above Beneficiary Designation ad-versely affects my community property interest in the benefits provided for under the terms of the Deferred Fee Agreement. I understand that I have been advised to consult with an attorney of my choice prior to executing this con-sent, so that such attorney can explain the effects of this consent.



Dated:_____________, 1996          ________________________________, Spouse

                          CERTIFICATE OF ACKNOWLEDGMENT
                                 OF NOTARY PUBLIC

State of California    )
                       ) ss.
County of ________     )

On ________________, 1996, before me, ______________, Notary Public, State of
California, personally appeared ______________

[ ]  personally know to me - OR
[ ]  proved to me on the basis of satisfactory evidence

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authoriz-ed capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


                              _________________________________________
                              Notary Public
                              State of California

(Seal)

Capacity Claimed by Signer:

[ ]  Individual(s) Signing for Oneself/Themselves

[ ]  Corporate Officer(s)_________________________  __________________________
                                   Title                      Company
                         _________________________  __________________________
                                   Title                      Company
[ ]  Partner(s)  _____________________________________________________________
                                          Partnership
[ ]  Trustees(s)  ____________________________________________________________
                                          Trust
[ ]  Attorney-in-Fact____________________________   __________________________
                                  Principal               Principal
[ ]  Other  __________________________________    ____________________________
                                   Entity(ies) Represented

>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>>

Title or Type of Document:_____________________________________________________

Date of Document:__________________ Number of Pages:___________________________

Signer(s) Other Than Named Above:______________________________________________